Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                          Dated as of October 10, 1996


                                  by and among


                           CONFERENCE-CALL USA, INC.,


                           CITIZENS UTILITIES COMPANY


                                       and


                        CITIZENS CONFERENCE CALL COMPANY

                                TABLE OF CONTENTS
                                                                        Page



R E C I T A L S..........................................................  1
- - - - - - - -

ARTICLE I.
DEFINITIONS..............................................................  2
-----------
                  SECTION 1.1.   Definitions..   ........................  2
                                 -----------
                  SECTION 1.2.   Knowledge...............................  5
                                 ---------

ARTICLE II.
THE MERGER...............................................................  5
----------
                  SECTION 2.1.   Merger..................................  5
                                 ------
                  SECTION 2.2.   Filing and Effective Time...............  5
                                 -------------------------
                  SECTION 2.3.   Effects of the Merger...................  6
                                 ---------------------
                  SECTION 2.4.   Purchase Price; Conversion Formula......  6
                                 ----------------------------------
                  SECTION 2.5.   Conversion of Mergeco Shares............  7
                                 ----------------------------
                  SECTION 2.6.   Dissenters' Rights......................  7
                                 ------------------
                  SECTION 2.7.   Exchange of Certificates; Payment of
                                 ------------------------------------
                                 Merger Consideration....................  7
                                 --------------------
                  SECTION 2.8.   Adjusted Consolidated Working Capital
                                 -------------------------------------
                                 Adjustment..............................  7
                                 ----------
                  SECTION 2.9.   Appraisal Right Adjustment..............  9
                                 --------------------------
                  SECTION 2.10.  No Fractional Shares....................  9
                                 --------------------

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY....... ....................  9
                  SECTION 3.1.   Organization and Authority of
                                 CC/USA and Dial.........................  9
                  SECTION 3.2.   Capitalization.......................... 10
                  SECTION 3.3.   Corporate Organizational Documents...... 10
                  SECTION 3.4.   No Conflict............................. 10
                  SECTION 3.5.   Consents................................ 11
                  SECTION 3.6.   Financial Statements.................... 11
                  SECTION 3.7.   No Undisclosed Liabilities, Etc......... 11
                  SECTION 3.8.   Absence of Certain Changes.............. 11
                  SECTION 3.9.   Title to the Real Property.............. 12
                  SECTION 3.10.  Real Property Leases.................... 12
                  SECTION 3.11.  Title to and Condition of Certain
                                 Personal Property....................... 13
                  SECTION 3.12.  Material Agreements..................... 13
                  SECTION 3.13.  Litigation.............................. 14
                  SECTION 3.14.  Tax Matters............................. 14
                  SECTION 3.15.  Compliance with Law..................... 14
                  SECTION 3.16.  Trademarks and Patents.................. 15
                  SECTION 3.17.  Benefit Plans of the Company............ 15
                  SECTION 3.18.  Environmental and Health/Safety Matters. 17
                  SECTION 3.19.  Corporate Records....................... 18
                  SECTION 3.20.  Depositories............................ 18
                  SECTION 3.21.  Insurance............................... 18
                  SECTION 3.22.  True and Complete Copies................ 19
                  SECTION 3.23.  Brokerage............................... 19
                  SECTION 3.24.  Tariffs:  FCC Licenses, Non-FCC
                                 Authorizations.......................... 19
                  SECTION 3.25.  Transactions with Affiliates............ 20
                  SECTION 3.26.  Labor Matters........................... 20
                  SECTION 3.27.  Full Disclosure......................... 20
                  SECTION 3.28.  Regulation D Compliance................. 20
                  SECTION 3.29   Antitrust Law Compliance.................21
                  SECTION 3.30.  Business Information.................... 21

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE PARENT............................. 22
                  SECTION 4.1.   Organization and Authority.............. 22
                  SECTION 4.2.   No Conflict............................. 22
                  SECTION 4.3.   Consents................................ 23
                  SECTION 4.4.   Brokerage............................... 23
                  SECTION 4.5.   Investment Representations.............. 23
                  SECTION 4.6.   CUC Common Shares....................... 23
                  SECTION 4.7.   Registration Statement.................. 23

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF MERGECO................................ 23
                  SECTION 5.1.   Organization and Authority.............. 24
                  SECTION 5.2.   No Conflict............................. 24
                  SECTION 5.3.   Consents................................ 24
                  SECTION 5.4.   Mergeco Capitalization.................. 24
                  SECTION 5.5.   Business Activity....................... 24

ARTICLE VI.
COVENANTS OF THE PARTIES PENDING CLOSING................................. 24
                  SECTION 6.1.   Third Party Debt........................ 25
                  SECTION 6.2.   Antitrust Law Compliance................ 25
                  SECTION 6.3.   Conduct of Business..................... 25
                  SECTION 6.4.   Confidentiality......................... 27
                  SECTION 6.5.   No Public Announcement ..................27
                  SECTION 6.6.   Conversions of Equity Equivalents....... 27
                  SECTION 6.7.   Notification of  Changes; Disclosure
                                 Schedule Updates........................ 27
                  SECTION 6.8.   Conduct of Business of Mergeco.......... 27
                  SECTION 6.9.   Consents of Third Parties, Government... 27
                                       -ii-

                  SECTION 6.10.  Pre-Closing Actions..................... 28
                  SECTION 6.11.  Meetings of Shareholders................ 28
                  SECTION 6.12.  Affiliate Letters....................... 29
                  SECTION 6.13.  No Solicitation......................... 29
                  SECTION 6.14.  Access to Information................... 29
                  SECTION 6.15.  Further Assurances...................... 30

ARTICLE VII.
ADDITIONAL COVENANTS OF THE PARTIES........................ ............. 30
                  SECTION 7.1.   Registration Statement..... ............ 30
ARTICLE VIII.
CONDITIONS TO THE OBLIGATIONS OF THE PARENT ............................. 31
                  SECTION 8.1.   Representations and Warranties;
                                 Performance............................. 31
                  SECTION 8.2.   Authorizations, Approvals and Consents.. 31
                  SECTION 8.3.   No Proceeding or Litigation............. 32
                  SECTION 8.4.   Other Documents......................... 32
                  SECTION 8.5.   Adverse Change.......................... 32
                  SECTION 8.6.   Opinion of Counsel...................... 32
                  SECTION 8.7.   Corporate Action........................ 32
                  SECTION 8.8.   Affiliate Letters....................... 32
                  SECTION 8.9.   Dissenting Shareholders................. 32
                  SECTION 8.10.  Stock Options........................... 33
                  SECTION 8.11.  Third Party Debt........................ 33
                  SECTION 8.12.  Securities Law Compliance............... 33
                  SECTION 8.13.  CC/USA Shareholders' Representative..... 33

ARTICLE IX.
CONDITIONS TO THE OBLIGATIONS OF THE COMPANY............................. 34
                  SECTION 9.1.   Representations and Warranties;
                                 Performance............................. 34
                  SECTION 9.2.   Authorizations, Approvals and Consents.. 34
                  SECTION 9.3.   No Proceeding or Litigation............. 34
                  SECTION 9.4.   Adverse Change.......................... 34
                  SECTION 9.5.   Corporate Action........................ 35
                  SECTION 9.6.   Other Documents......................... 35
                  SECTION 9.7.   Employment Letters...................... 35
                  SECTION 9.8.   Incentive Stock Options................. 35
                  SECTION 9.9.   Opinion................................. 35
                  SECTION 9.10.  Resale Registration Statement........... 35

ARTICLE X.
                                -iii-
CLOSING.................................................................. 35
                  SECTION 10.1.   Closing................................ 35
                  SECTION 10.2.   Delivery of Documents by the Company... 35
                  SECTION 10.3.   Delivery of Documents by the Parent.... 36
                  SECTION 10.4.   Filing of Certificate of Merger........ 36

ARTICLE XI.
TERMINATION AND REMEDIES................................................. 36
                  SECTION 11.1.  Methods of Termination.................. 36
                  SECTION 11.2.  Opportunity to Cure..................... 37
                  SECTION 11.3.  Procedure Upon Termination.............. 37
                  SECTION 11.4.  Remedies................................ 38
                  SECTION 11.5   Right to Specific Performance........... 38

ARTICLE XII.
POST-CLOSING LIABILITY....................................................38
                  SECTION 12.1.  Representations and Warranties of Parent.38
                  SECTION 12.2.  Termination of Company's Representations
                                 and Warranties.......................... 38

ARTICLE XIII.
MISCELLANEOUS PROVISIONS................................................. 39
                  SECTION 13.1.   Amendment and Modification............. 39
                  SECTION 13.2.   Waiver of Compliance, Consents......... 39
                  SECTION 13.3.   Expenses............................... 39
                  SECTION 13.4.   Investigations......................... 39
                  SECTION 13.5.   Headings............................... 39
                  SECTION 13.6.   Notices................................ 39
                  SECTION 13.7.   Assignment..............................40
                  SECTION 13.8.   Governing Law.......................... 40
                  SECTION 13.9.   Counterparts........................... 41
                  SECTION 13.10.  No Third Party Beneficiaries........... 41
                  SECTION 13.11.  Severability........................... 41
                  SECTION 13.12.  Disclaimer Regarding Projections....... 41
                  SECTION 13.13.  Announcements.......................... 41
                  SECTION 13.14.  Entire Agreement....................... 41

                                    EXHIBITS

Exhibit A                           -       Voting Agreement
Exhibit B                           -       Certificate of Merger
Exhibit C                           -       Contingent Payment Agreement
Exhibit D                           -       Contingent Payment Right
Exhibit E-1                         -       Company's Counsel's Opinion
Exhibit E-2                         -       Company's Communications Counsel's
                                            Opinion
Exhibit F                           -       Form Employment Letter
Exhibit G                           -       Parent Counsel's Opinion


                                                      SCHEDULES

Schedule 3.1                        -       Subsidiaries
Schedule 3.2 (a)                    -        Shareholders
Schedule 3.2 (b)                    -        Options
Schedule 3.4                        -       Conflicts/Violations
Schedule 3.5                        -       Consents
Schedule 3.6                        -       Financial Statements
Schedule 3.7                        -       Undisclosed Liabilities
Schedule 3.8                        -       Absence of Changes
Schedule 3.9                        -       Owned Real Property
Schedule 3.10              -        Leases
Schedule 3.11              -        Equipment Leases
Schedule 3.12              -        Material Agreements
Schedule 3.13              -        Litigation
Schedule 3.14              -        Tax Matters
Schedule 3.15              -        Compliance with Laws
Schedule 3.16              -        Intellectual Property
Schedule 3.17              -        ERISA Matters
Schedule 3.17(k)           -        Certain Plan Matters
Schedule 3.18              -        Environmental Compliance
Schedule 3.20              -        List of Depositories
Schedule 3.21              -        Insurance
Schedule 3.24 (a)          -        Tariffs
Schedule 3.24 (b)          -        List of FCC Licenses
Schedule 3.24 (c)          -        Government Permits
Schedule 3.25              -        Transaction with Affiliates
Schedule 3.28              -        Regulation D Compliance
Schedule 3.30              -        Business Information
Schedule 9.8               -        Incentive Stock Options

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is being entered into as of the 10th day of October, 1996, by and among Citizens Utilities Company, a Delaware corporation ("Parent"), Citizens Conference Call Company, a Delaware corporation, 100% of the stock of which is owned by Parent ("Mergeco"), and Conference-Call USA, Inc., a Delaware corporation ("CC/USA").


                                 R E C I T A L S:
                                 - - - - - - - -

         A. CC/USA owns all of the issued and outstanding shares of capital stock of Dial Services, Ltd., a Delaware corporation ("Dial");
         B. CC/USA and Dial are engaged in the business of providing domestic and international telecommunication and teleconferencing services (the "Business");

         C. Parent desires to acquire all of the issued and outstanding shares of capital stock of CC/USA in exchange for shares of Series A Common Stock of Parent upon the terms and subject to the conditions set forth herein;

         D. Parent and CC/USA have agreed to accomplish this transaction through a reverse triangular merger whereby Mergeco will merge with and into CC/USA, and CC/USA will be the surviving corporation (the "Merger");

         E. Each of the Boards of Directors of Parent, CC/USA and Mergeco have approved this Agreement, and the Board of Directors of CC/USA have directed that this Agreement be submitted to its shareholders for approval.

         F. Certain shareholders of CC/USA who collectively hold in excess of fifty percent (50%) of the voting shares of CC/USA have entered into a Voting Agreement, dated as of the date of this Agreement, among the Parent, CC/USA, and the shareholders of CC/USA named therein (the "Voting Agreement"), pursuant to which such shareholders have agreed to vote to adopt and approve this Agreement, the Merger, and the other transactions contemplated by this Agreement. A copy of such Voting Agreement is attached to this Agreement as Exhibit A.

         G. It is intended that the Merger qualify as a reorganization within the meaning of the appropriate subsection of Section 368(a)(2)(e) of the Internal Revenue Code of 1986, as amended;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I.I.

                                   DEFINITIONS
                                   -----------

         SECTION 1.1. Definitions   In addition to the terms defined elsewhere
herein, the following terms have the meanings specified or referred to in this
Section  1.1 and  shall  be  equally  applicable  to both the singular and
------------
plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under control with such Person.

         "Agreement" means this Agreement, including any exhibits, schedules and attachments hereto.

         "Antitrust Improvements Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "CC/USA Common Shares" means the outstanding shares of common stock of CC/USA, $.0001 par value.

         "CC/USA Preferred Shares" means the outstanding shares of Series A Preferred Stock, $.01 par value.

         "CC/USA Shareholders" collectively refers, prior to the Closing Date, to all of the shareholders of CC/USA holding either CC/USA Common Shares or CC/USA Preferred Shares, and after the Closing Date, to the shareholders who have tendered their CC/USA Shares for exchange, and does not refer to the shareholders who exercise their appraisal rights and receive consideration other than as provided for hereunder.

         "CC/USA Shareholders' Representative" means CC/USA Representative, Inc., a Delaware corporation, who has the authority to act on behalf of all of the CC/USA Shareholders tendering CC/USA Shares pursuant to this Agreement.

         "CC/USA Shares" means collectively, the CC/USA Preferred Shares and the CC/USA Common Shares.

         "CUC Common Shares" means the Series A Common Stock of Parent, $0.25 par value, to be issued pursuant to this Agreement.

                              2

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and rules and regulations promulgated thereunder.

         "Closing" means the consummation of the transactions contemplated by
Article II of this Agreement.

         "Closing   Date"  shall  be  the  date  upon  which  the   transactions
contemplated by this Agreement are closed as prescribed in Section 11.1.

         "Company" collectively refers to CC/USA, together with its wholly-owned subsidiary, Dial, both prior to and after the Effective Time of the Merger, as the context requires. CC/USA is sometimes referred to herein as the "Surviving Corporation."

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contract" means any contract, agreement, commitment, undertaking or arrangement (whether oral or written).

         "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership.

         "Environmental Law" means all federal, state and local statutes, regulations and ordinances derived from or relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory or judicial body.

         "Hazardous Substances" means any substance, chemical or waste that is listed, or contains material amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, toxic, radioactive, or dangerous under any applicable state or federal law; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable as fuel, or polychlorinated biphenyls ("PCBs").

         "Laws" means all foreign, federal, state and local laws, statutes, rules, regulations, codes and ordinances.


                              3
         "OSHA" means the Occupational Safety and Health Act, as amended, and the rules and regulations thereunder.

         "Permitted Encumbrances" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b)
liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (c) other liens or imperfections on property which do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection or render title thereto unmerchantable or uninsurable.

         "Person" means any individual,  corporation, limited liability company,
partnership,   joint   venture,   association,   joint-stock   company,   trust,
unincorporated organization or Governmental Body.

         "Prime Rate" means the prime rate of interest as announced in the Wall Street Journal from time to time.

         "RCRA" means the Resource Conservation and Recovery Act, as amended, and the rules and regulations promulgated thereunder.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                    INDEX OF TERMS DEFINED IN OTHER SECTIONS

Accredited Investor                                            3.28
Accrued Earn-Out Shares                                        2.4(a)
Accumulated Funding Deficiency                                 3.17(h)(iii)
Adjusted Consolidated Working Capital                          2.8
Affiliate Letters                                              6.12
Aggregate CUC Conversion Shares                         2.4(b)(i)
Agreement                                                      First
Paragraph
Business                                                       Recitals
CC/USA                                                         First
Paragraph
Closing Date                                                   10.1
Contingent Payment Agreement                                   2.4(a)
Contingent Payment Right                                       2.4(b)(ii)
Contingent Purchase Price                                      2.4(a), 3.1

                              4
Dial                                                           Recitals
Disclosure Schedule Update                                     6.7
Effective Time                                           2.2
Effective Date                                           2.2
Employee Benefit Plan                                          3.17(a)
Exchange Agent                                                 6.10(a)
Excluded Stock                                                 2.4(b)
FCC                                                            3.24(a)
Final Adjustment Certificate                             2.8
Financial Statements                                           3.6
First Midwest                                            6.1

Fringe Benefits                                                3.17(a)
GCL                                                            2.1
Initial Adjustment Certificate                           2.8
Initial Merger Value                                           2.4(a)
INS                                                            6.1
Interim Financials                                             3.6
Mergeco                                                        First
Paragraph
Multi-Employer Plan                                      3.17(f)
Merger                                                         Recitals
Order                                                          3.13
Owned Real Property                                      3.9
Parent                                                         First Paragraph
Pension Plan                                                   3.17(b)
Plan(s)                                                  3.17(a)
Qualified Auditor                                              2.8
Registration Statement                                   7.1(a)
Reportable Event                                               3.17(e)
Representatives                                                6.15
Rule 145 Affiliates                                            6.12
Surviving Corporation                                    2.1
Transmittal Letter                                             2.7
Unaccredited Shareholders                                      3.28
Voting Agreement                                               Recitals


         SECTION 1.2. Knowledge. The term "to the best of the Company's knowledge," or words to that effect as used herein refer to the actual personal knowledge of the directors and officers of the Company without independent investigation.

                                   ARTICLE II.

                                   THE MERGER
                                   ----------

         SECTION  II.1.  Merger.  Upon and subject to the terms  and conditions
                         ------
set forth in this  Agreement  and in  accordance  with the  Delaware
General Corporation Law, as amended (the "GCL"), Mergeco shall be merged with and into CC/USA. Following the Merger, CC/USA shall continue to exist as the surviving corporation (sometimes referred to as the "Surviving Corporation") and the separate corporate existence of Mergeco shall cease.

         SECTION II.2. Filing and Effective Time.
                       -------------------------

At the Closing, Mergeco and CC/USA shall file with the Secretary of State of the State of Delaware the Certificate of Merger, in the form attached hereto as Exhibit B, appropriately completed and executed in accordance with Section 251 of the GCL. The Merger shall become effective upon filing of the Certificate of Merger (the "Effective Time," and the date thereof hereinafter referred to as the "Effective Date").

         SECTION  II.3.  Effects of the  Merger.  The Merger shall have the
                         ----------------------
effects set forth in Section 259 of the GCL.  In addition:

         (a) The Certificate of Incorporation of CC/USA as in effect at the Effective Time shall be and constitute the Certificate of Incorporation of the Surviving Corporation until amended or changed in accordance with applicable law;

         (b) The Bylaws of CC/USA as in effect at the Effective Time shall be and constitute the Bylaws of the Surviving Corporation until amended or changed in accordance with applicable law; and

         (c) The officers and directors of Mergeco immediately prior to the Effective Time shall become the officers and directors of the Surviving Corporation.

         SECTION II.4.  Purchase Price; Conversion Formula.
                        ----------------------------------

         (a) In exchange for all of the CC/USA Shares, the CC/USA Shareholders shall receive in the aggregate CUC Common Shares equal to FIFTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($15,500,000) (the "Initial Merger Value"), subject to adjustment as provided in Section 2.8 and Section 2.9. In further consideration of their CC/USA Shares, the CC/USA Shareholders shall receive up to an aggregate additional amount of SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($17,500,000) (the "Contingent Purchase Price") to accrue to the CC/USA
Shareholders in the form of CUC Common Shares. The manner in which the Contingent Purchase Price shall accrue and be payable to the CC/USA Shareholders is set forth in the Contingent Payment Agreement, a form of which is attached hereto as Exhibit C (the "Contingent Payment Agreement"), which will be executed and delivered by the parties thereto at Closing. The aggregate number of CUC Common Shares deliverable to the CC/USA Shareholders in payment of the Contingent Purchase Price, as determined under the Contingent Payment Agreement, are herein referred to as the "Accrued Earn-Out Shares."

     (b) At the Effective Time, each CC/USA Share (other than those CC/USA Shares held by any of the CC/USA Shareholders who properly exercise any appraisal rights available under applicable law (the "Excluded Stock")), at and as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, shall be converted into a number of shares of CUC Common Shares and a right to receive Accrued Earn-Out Shares as follows:


                  (i) Each CC/USA Share (other than Excluded Stock) shall be converted into a number of CUC Common Shares equal to the quotient obtained by dividing (x) the Aggregate CUC Conversion Shares (as defined below) by (y) the number of CC/USA Shares (other than Excluded Stocks) outstanding on the Effective Date. The "Aggregate CUC Conversion Shares" shall equal the quotient obtained by dividing the Initial Merger Value (as adjusted pursuant to Sections 2.8 and 2.9) by $12.125.

                  (ii) Each CC/USA Shareholder (other than holders of Excluded Stock) shall receive a right in the form of Exhibit D (the "Contingent Payment Right") to receive that number of Accrued Earn-Out Shares equal to the product obtained by multiplying (x) the aggregate number of Accrued Earn-Out Shares by (y) the quotient obtained by dividing (AA) the aggregate number of CC/USA Shares held by such CC/USA Shareholder on the Effective Date by (BB) the number of CC/USA Shares (less the number of shares of Excluded Stock) outstanding on the Effective Date.

         SECTION II.5.  Conversion of Mergeco Shares. At and as of the Effective
                        -----------------------------
Time, by virtue of the Merger and without any further action on the part of Parent, each share of common stock of Mergeco issued and outstanding to Parent immediately prior to the Effective Time shall by virtue of the Merger be converted into one share of common stock of the Surviving Corporation.

         SECTION   II.6.    Dissenters'    Rights.
                            -----------
Notwithstanding anything in this Agreement to the contrary, any CC/USA Shareholder who delivers to CC/USA a written demand for appraisal of his CC/USA Shares in the manner provided in Section 262 of the GCL and who is otherwise in compliance with Section 262 of the GCL shall be entitled to an appraisal of the fair value of his CC/USA Shares and payment of such value together with interest thereon, if any, under the GCL and shall not be entitled to exercise his right to receive the consideration provided for in Section 2.4. If such Shareholder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the GCL, as the case may be, such CC/USA Shareholder shall thereupon become entitled to exercise his right to receive the consideration provided for in Section 2.4 without any interest thereon.

       SECTION    II.7.    Exchange   of    Certificates; Payment   of   Merger
-------------------------------------------------------------------------------
Consideration;  On  or as soon as practicable after the approval of the  Merger
--------------
by the CC/USA Shareholders, CC/USA shall assist the CC/USA Shareholders to surrender to the Exchange Agent their stock certificates representing their CC/USA Shares, together with a transmittal letter in form reasonably acceptable to Parent (the "Transmittal Letter"). At the Effective Time, the Exchange Agent, on behalf of the Surviving Corporation, shall cancel such duly tendered stock certificates, and the Exchange Agent, on behalf of the Parent, shall promptly issue, in accordance with the directions set forth in the Transmittal Letter, a certificate representing the CUC Common Shares into which any CC/USA Shares previously represented by such surrendered certificate shall have been converted at the Effective Time, together with a Contingent Payment Right into which any CC/USA Shares previously represented by such surrendered certificate shall have been converted at the Effective Time. Until so surrendered, each outstanding CC/USA stock certificate shall, at and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive the per share consideration set forth in Section 2.4, for each share represented by such certificate, and no interest shall be paid or accrued on such amount.

         SECTION II.8.  Adjusted  Consolidated  Working Capital  Adjustment.
                        ----------------------------------------------------
The Initial Merger Value shall be increased to the extent Adjusted Consolidated Working Capital (as hereinafter defined) is greater than ($2,384,646), and shall be reduced to the extent Adjusted Consolidated Working Capital is less than ($2,384,646). For purposes of this Section 2.8, "Adjusted Consolidated Working Capital" means the amount obtained by subtracting (x) the sum of (i) the current liabilities of the Company on a consolidated basis plus (ii) the non-current liabilities of the Company on a consolidated basis, each as of the Closing Date, from (y) the current assets of the Company on a consolidated basis as of the Closing Date. All such amounts shall be determined in accordance with generally accepted accounting practices, except as follows: (1) accounts receivable shall be net of accounts receivable over 90 days old as of the Closing Date; (2) any commission payable by the Company as a result of the consummation of the Merger, and any other expenses of the Company arising from or relating to the sale of the Company that are outstanding as of the Effective Time and which are addressed by paragraph 5 of Exhibit C to the Contingent Payment Agreement, shall be included as a current liability of the Company as of the Closing Date; and
(3) no adjustment shall be made for deferred taxes as of the Closing Date. Adjusted Consolidated Working Capital shall be estimated in good faith by the Company and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") to be delivered to the Parent not later than 5 business days prior to the Closing Date. The Initial Adjustment Certificate shall constitute the basis on which the Initial Merger Value shall be calculated. On or before ninety (90) days after the Closing Date, the Parent shall deliver to the CC/USA Shareholders' Representative a final calculation of the Adjusted Consolidated Working Capital, together with such supporting documentation as the CC/USA Shareholders' Representative may reasonably request, in a certificate (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of any variances between the amounts estimated in the Initial Adjustment Certificate and the amounts set forth in the Final Adjustment Certificate. The CC/USA Shareholders' Representative shall review the Final Adjustment Certificate and shall give written notice to the Parent of any objections to the calculation shown in such certificate within 10 business days after its receipt thereof. The Parent and the CC/USA Shareholders' Representative shall endeavor in good faith to resolve any objections within 30 days after the receipt by the Parent of such objections. If the objection or dispute has not been resolved at the end of such 30 day period, the disputed portion shall be determined within the following 45 days by a partner in a major independent accounting firm that is not the auditor of the Parent or any affiliate of the Parent or of the CC/USA Shareholders' Representative or any affiliate thereof ("Qualified Auditor") and a determination of such Qualified Auditor shall be final and binding upon the parties. The Parent and the CC/USA Shareholders' Representative shall bear equally the expenses arising in connection with such determination by the Qualified Auditor. If Adjusted Consolidated Working Capital as set forth in the Final Adjustment Certificate, as finalized by the parties or by the Qualified Auditor, is greater than the Adjusted Consolidated Working Capital as estimated in the Initial Adjustment Certificate, then the Parent shall issue additional CUC Common Shares to the CC/USA Shareholders' Representative in a number equal to such difference divided by $12.125. If the Adjusted Consolidated Working Capital as set forth in the Final Adjustment Certificate, as finalized by the parties or by the Qualified Auditor, is less than the Adjusted Consolidated Working Capital estimated in the Initial Adjustment Certificate, then the number of Accrued Earn-Out Shares first issuable in accordance with the Contingent Payment Agreement shall be reduced by the number obtained by dividing such difference by $12.125.

         SECTION II.9.  Appraisal Right  Adjustment. The Initial Merger Value
                        ----------------------------
shall be reduced by an amount equal to $15,500,000 (subject to adjustment pursuant to Section 2.8) multiplied by the percentage of Excluded Stock as to the total of all of the CC/USA Shares.

         SECTION 2.10. No Fractional  Shares. No fractional CUC Common Share
                       ----------------------
shall be issued in the Merger. Each CC/USA Shareholder shall be entitled to received in lieu of any fractional CUC Common Share to which such holder otherwise would have been entitled pursuant to Section 2.4(b)(i) hereof (after taking into account all CC/USA Shares then held of record by such holder) cash payable by check in lieu of any such fractional CUC Common Share computed on the basis of the closing price of a CUC Common Share as reported in the New York Stock Exchange section of The Wall Street Journal on the third trading day immediately preceding the Closing Date. The Parent shall deliver to the Exchange Agent cash in an amount sufficient to make the payments in lieu of fractional shares as described above.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         As an inducement to Parent to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to the Parent, as follows:

         SECTION III.1.  Organization and Authority of CC/USA and Dial.
                         ----------------------------------------------
         (a) CC/USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Dial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of CC/USA and Dial has full corporate power and authority to carry on its respective business as presently conducted. Each of CC/USA and Dial has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to so qualify would not have a material adverse effect upon its business or financial condition, properties or operations. Except as shown on Schedule 3.1, neither CC/USA nor Dial owns or controls or has owned or controlled, or has or has had any equity investment in, directly or indirectly, any Person.

         (b) CC/USA has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by CC/USA and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of CC/USA and will be submitted to the CC/USA Shareholders for their approval and, subject to the CC/USA Shareholders' approval, no further corporate action on the part of CC/USA is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. The affirmative votes or action by written consent of a majority of the holders of CC/USA Common Shares are the only votes of any class or series of capital stock of CC/USA necessary to approve the Merger and the transactions contemplated hereby under applicable law and CC/USA's Certificate of Incorporation and By-Laws, except the affirmative votes or action by a majority of the holders of the CC/USA Preferred Shares are necessary to approve the amendment to CC/USA's Certificate of Incorporation contemplated by Section 6.11. This Agreement has been duly executed and delivered by CC/USA and constitutes the legal valid and binding obligation of CC/USA enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         SECTION III.2. Capitalization. (a) The authorized capital stock of
                        ---------------
CC/USA consists of (i) 500,000 shares of Common Stock, with a par value of $.0001 per share, of which 106,583.335 shares are duly authorized, validly issued and outstanding and fully paid and non-assessable, and (ii) 50,000 shares of preferred stock, with a par value of $.01 per share, of which 13,636 shares have been designated as the Series A Preferred Stock, of which 6,050 shares are duly authorized, validly issued and outstanding, and fully paid and non-assessable. Schedule 3.2(a) contains a true and complete list of the record holders of the CC/USA Shares and sets forth the full name, state of residence, mailing address and number of CC/USA Shares owned by each. The authorized capital stock of Dial consists of 500,000 shares of Common A, Voting Stock, with a par value of $.01 per share, of which 100,000 shares are duly authorized, validly issued and outstanding and fully paid and non-assessable, all of which are owned beneficially and of record by CC/USA, free and clear of any Encumbrances, options contracts, preemptive rights or equities, and 50,000 shares of Common B, Non-Voting Stock, with a par value of .01 per share, of which no shares are issued and outstanding.

         (b) Except as set forth on Schedule 3.2(b), neither CC/USA or Dial has outstanding (i) any subscription, option, put, call, warrant or other right or commitment to issue, nor any obligation or commitment to redeem or purchase, any of its authorized capital stock, or (ii) any securities convertible into or exchangeable for any of its authorized capital stock. Except as set forth on
Schedule 3.2(b), there are no shares of capital stock held in the treasury of CC/USA or Dial and no shares of capital stock have been issued in violation of, or are subject to, any preemptive rights or subscription agreements. Except for the Voting Agreement to which the Parent is a party and except as set forth on
Schedule 3.2(b), to the best knowledge of the Company, there are no shareholder agreements, voting agreements, voting trusts or any such other similar arrangements which have the effect of restricting or limited the transfer, voting or other rights associated with the capital stock of the Company.

         SECTION  III.3.  Corporate  Organizational  Documents. Copies  of (i)
                          ------------------------------------
the charter of CC/USA and Dial, certified by the Secretary of State of Delaware, and (ii) the Bylaws of CC/USA and Dial, certified by their respective corporate secretaries, which have been made available to Parent, are true and complete copies of such instruments, as amended to date, and are in full force and effect on the date hereof.

         SECTION III.4.  No Conflict.
 .                        ------------
         (a) Except as set forth on Schedule 3.4, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein by the Company, will (i) violate or conflict with any of the provisions of any of the charters or By-Laws of CC/USA or Dial, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation or other additional rights, or loss of rights under, any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, judgment or ruling of any Governmental Body to which CC/USA or Dial is a party, or by which any of their assets or property is bound, or (iii) result in the creation of any Encumbrances upon any of the assets or property of the Company except for violations or defaults which do not have a material adverse financial impact on the Company.

         SECTION  III.5.  Consents.  Other than  approval by the CC/USA
                          ---------
Shareholders, and except as set forth on Schedule 3.5, no consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be obtained, made or given by the Company in connection with the execution, delivery and performance of this Agreement.

         SECTION III.6.  Financial  Statements.  The Company has heretofore
                         ----------------------
delivered to the Parent correct and complete copies of the audited consolidated financial statements of the Company for the year ended December 31, 1995 (the "Financial Statements") and the unaudited consolidated balance sheet of the Company as of June 30, 1996 and the unaudited consolidating statement of revenues and earnings of the Company for the period ended June 30, 1996 (the "Interim Financials"). True and complete copies of the Financial Statements and the Interim Financials are attached as Schedule 3.6 hereto. The Financial Statements and the Interim Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except, in the case of the Financial Statements, as otherwise disclosed in the notes to such Financial Statements, and in the case of the Interim Financials, to normal year-end adjustments) throughout the periods involved. The Financial Statements and the Interim Financials are based on the Company's books and records, and fairly present the financial condition of the Company as of the dates they were prepared and the results of the operations of the Company for the periods indicated, subject, in the case of the Interim Financials, to normal year-end adjustments.

         SECTION III.7.  No Undisclosed  Liabilities,  Etc. To the best of the
                         ----------------------------------
Company's knowledge, the Company does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) which in the aggregate would have a material adverse effect on the financial condition or results of operations of the Company, except (a) for liabilities and obligations reflected in the Interim Financials or (b) for liabilities and obligations incurred in the ordinary course of business since the date of the Interim Financials, none of which, individually, is material in amount or (c) for liabilities and obligations disclosed on Schedule 3.7.

         SECTION  III.8.  Absence  of Certain  Changes.  Except as set forth in
                          -----------------------------
     Schedule 3.8, since the date of the Financial Statements, the Company has operated the Business only in the ordinary course and there has not been:

         (a) any material adverse change in the financial condition, results of operations, liabilities, or assets of the Company, except for material adverse changes due to general economic or industry-wide conditions, or any other events or conditions that, in the aggregate, would reasonably be expected to have a materially adverse effect on the Business or on the financial condition, results of operations, liabilities, or assets of the Company;

         (b) any damage, destruction or loss, not covered by insurance, which reasonably may be expected to materially and adversely affect the financial condition or results of operations by the Company;

         (c) except in the ordinary course of business, any sale, lease, mortgage, pledge or Encumbrance of any material properties or assets of the Company;

         (d) any loss of any supplier, distributor or customer which materially and adversely affects the financial condition or results of operations of the Company;

         (e) any increase by the Company, except as consistent with past practices, in the wages, salaries, compensation, pension or other benefits payable to any employee who, as of the date hereof, receives from the Company annual compensation in excess of $50,000;

         (f) any cancellation, release or waiver of debts owed to the Company which are, individually or in the aggregate, material to the Company, except for compromises of trade debt in the ordinary course of business;

         (g) any declaration or payment of any dividend or distribution to the CC/USA Shareholders or redemption, purchase or other acquisition of any capital stock of the CC/USA Shareholders;

         (h) any increase in indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business;

         (i)      any change in any method of accounting or accounting practice;
                  or

         (j) any agreement, whether or not in writing, to do any of the foregoing.

         SECTION  III.9.  Title  to the  Real  Property.  Schedule  3.9
                          ------------------------------
contains a complete and accurate list of all real properties owned by the Company (the "Owned Real Property"). The Company has good and marketable indefeasible fee simple title (both legal and equitable) to the Owned Real Property, free and clear of any Encumbrances, except Permitted Encumbrances and Encumbrances set forth on Schedule 3.9.

           SECTION  III.10.  Real Property  Leases.  Schedule  3.10  contains a
                             ----------------------
complete and accurate list of each lease or similar agreement under which (i) the Company is lessee of, or holds or operates, any real property owned by any third Person or (ii) the Company is lessor of any of the Owned Real Property. Except as set forth in such Schedule, the Company has the right to quiet enjoyment of all the leased real property for the full term of each such lease or similar agreement relating thereto, and the leasehold or other interest of the Company is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. All leases and similar agreements referred to in
Schedule 3.10 are legally binding and in full force and effect, and there exists no material default thereunder on the part of the Company, or, to the best of the Company's knowledge, the other party thereto.

         SECTION III.11.  Title to and Condition of Certain  Personal  Property.
                          -----------------------------------------------------
         (a) True and correct copies of a fixed asset detail listing of the Company have been previously made available to Parent, which to the Company's knowledge, reflects all material assets of the Company. Set forth in Schedule
3.11 is a list of all equipment and fixtures subject to any lease or rental agreement to which CC/USA or Dial is a party and which requires annual payments in excess of $10,000 per year. Except for those Encumbrances set forth on
Schedule 3.11, there are no Encumbrances, except Permitted Encumbrances, on any personal property owned by the Company.

         (b) Except as otherwise stated on Schedule 3.11, the machinery, equipment and other personal property used in the Business, taken as a whole, is
(i) in good operating condition, usable in the ordinary course of business, (ii) in a state of normal maintenance and repair, (iii) sufficient and adequate to carry on the Business as now conducted, and (iv) to the best of the Company's knowledge, complies in all material respects with applicable Laws. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY PROVIDED IN THIS AGREEMENT, THE COMPANY MAKE NO REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE TANGIBLE PERSONAL PROPERTY OWNED BY THE COMPANY.

         SECTION III.12.  Material Agreements.
                          --------------------

          (a) Schedule 3.12 contains a complete and correct list, as of the date of this Agreement, of all Contracts of the following types to which CC/USA or Dial is a party, or by which CC/USA or Dial is bound:

                  (i) any Contract relating to the future purchase of services, products, materials or supplies which is not cancelable by CC/USA or Dial within thirty (30) days without penalty or further obligation, or has a remaining obligation in excess of $10,000;

                  (ii) any Contract relating to any obligation for borrowed money or any guarantee or indemnification of an obligation for borrowed money or any other obligation or liability;

                  (iii) any Contract that limits the right of CC/USA or Dial to compete in any line of business or to compete with any other Person;

                  (iv) any Contract relating to any outstanding commitment for capital expenditures in excess of $50,000 for any single project (so long as all such contracts not disclosed do not exceed $100,000 in the aggregate for all projects);

                  (v) any Contract relating to the employment of any Person which is not terminable at will by CC/USA or Dial;

                  (vi) any Contract relating to management service, consulting or any other similar type contract; or

                  (vii) any Contract relating to licenses to or from CC/USA or Dial with respect to software or hardware used in the Business.

         (b) Except as set forth in Schedule 3.12, and except those Contracts which by their terms will expire prior to the Closing Date or are otherwise terminated in accordance with the terms hereof, all the Contracts referred to in
Schedule 3.12, are legally binding and in full force and effect, and there exists no material default thereunder on the part of any of either CC/USA or Dial or, to the best of the Company's knowledge, the other party thereto.

         (c) Copies of all documents listed in Schedule 3.12 have been made available to the Parent and such copies are true complete in all respects.

          SECTION III.13.  Litigation. Except as set forth on  Schedule  3.13,
                          -----------
there is no suit, action, arbitration or other legal, administrative or governmental investigation or proceeding pending or, to the best of the Company's knowledge, threatened against CC/USA or Dial, nor is there any judgment, decree, injunction, rule or order (collectively, "Order") of any Governmental Body or arbitrator outstanding against the Company.

          SECTION III.14.  Tax Matters.  Except as set forth on Schedule  3.14,
                          ------------
to the best of the Company's knowledge, the Company has paid all taxes owed by it or which it has been obligated to withhold from amounts owing to any employee, creditor or third party, and the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency, and the Company has not received any requests for any such waiver or extension. The Company has no knowledge of any pending or proposed audit of any of its tax returns. Except as set forth on
Schedule 3.14, the Company has (i) duly filed with the appropriate governmental authorities all tax returns required to be filed by them for all periods ended on or prior to the date hereof, and such tax returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all taxes for all periods ended on or prior to the date hereof. Except as set forth on Schedule 3.14, the liabilities and reserves for taxes reflected in the Company's balance sheet as of June 30, 1996 contained in the Interim Financials are adequate to cover all taxes for any period ended on or prior to June 30, 1996. There are no liens for taxes upon any property or asset of the Company except liens for Taxes not yet due. The Company has not received any notice of deficiency, proposed deficiency or assessment from any governmental taxing authority with respect to taxes of the Company. The Company
(i) is not a party to any tax allocation or sharing agreement or (ii) has never been (or has any liability for unpaid tax because it was) a member of an affiliated group during any part of any consolidated return year within any part of which consolidated return year any corporation other than CC/USA and Dial also was a member of the affiliated group. The Company has not, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code or any comparable state, local or foreign tax provision.

          SECTION III.15.  Compliance  with Law. Except as set forth on Schedule
                          ---------------------
3.15, to the best of the Company's knowledge, the Company has not failed or is not failing to comply with any Law or Order which would individually or in the aggregate have a material adverse effect on the financial condition or results of operation of the Business. CC/USA and Dial have all governmental permits and authorizations necessary to entitle them to own and operate their properties and to conduct their business operations, except wherein the failure to comply therewith or to have such permits and authorizations would not have a material adverse effect on the financial condition or results of operation of the Business.

          SECTION III.16.  Trademarks and Patents.
                          -----------------------
         (a) All U.S. and foreign trademarks, and applications therefor, trade names and patents and applications therefor owned by the Company and all licenses or agreements under which the Company has granted or received the right to use any of the foregoing are listed in Schedule 3.16(a).

         (b) Other than as set forth in Schedule 3.16(b), no proceedings have been instituted or are pending or, to the best of the Company's knowledge, threatened which challenge the validity of or otherwise adversely affect the ownership or use by the Company of such trademarks, trade names, patents and applications. Except as set forth in Schedule 3.16(b), the Company has no knowledge of the infringing use of any of such trademarks and trade names or the infringement of any of such patents by any other Person. The Company owns (or possesses adequate and enforceable licenses or other rights to use) all trademarks, trade names, patents, inventions, processes and other technical know-how and other proprietary rights now used in the conduct of the Business and has not received any notice of conflict with the asserted rights of any Person.
           SECTION III.17.  Benefit Plans of the Company.
                          -----------------------------
       (a) Except as set forth in Schedule 3.17, the Company is not a party to
(i) any  "employee  benefit  plan"  within the meaning of Section 3(3) of ERISA,
(ii) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement, or (iii) any written plan or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, (individually a "Plan", and collectively the "Plans"). The Company has no intent or commitment to create any additional Plan or amend any Plan so as to increase benefits thereunder except in the ordinary course of business consistent with past practice.

         (b) Each Plan is in substantial compliance with all reporting, disclosure and other requirements of ERISA applicable to such Plan and a current, accurate and complete copy of each such Plan has been made available to the Parent.

         (c) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA, and which is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified.

         (d) To the best of the Company's knowledge, neither any Plan nor the Company has been or are presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject the Company to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

         (e) There is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; no condition exists which could subject the Parent or the Company to a penalty under Section 4071 of ERISA.

         (f) The Company is not a party to any "multi-employer plan", as that term is defined in Section 3(37) of ERISA.

         (g) The Parent has been provided with a true and correct copy of Form 5500 and any attached schedules with respect to the last three plan years for each Plan and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan.

         (h) With respect to each Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or to the Company's best knowledge, threatened against the Company.

         (i) With respect to each welfare benefit plan to which the Company is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Plan complies, and in each case has materially complied, with all applicable requirements of Section 4980B of the Code.

         (j)      Except as set forth in Schedule 3.17,

                  (i) there is no outstanding liability (except for premiums due) under Title IV of ERISA with respect to any Plan;

                  (ii) neither the Pension Benefit Guaranty Corporation nor the Company has instituted proceedings to terminate any Plan;

                  (iii) full payment has been made of all amounts which the Company required to have paid as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement, and none of the Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Plan ended prior to the date of this Agreement;

                  (iv) the value of a termination basis of accrued benefits under each of the Plans which is subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plans' actuary with respect to each such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan;

                  (v) each of the Plans is, and its administration is and has been during the six-year period preceding the date of this Agreement in substantial compliance with, and the Company has not received any claim or notice that any such Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;

                  (vi) the Company's not in default in performing any of its contractual obligations under any of the Plans or any related trust agreement or insurance contract; and

                  (vii) there are no material outstanding liabilities of any Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

         (k)  Except  as set  forth in  Schedule  3.17(k)  hereto,  neither  the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes a change in control or accelerates benefits under any Plan.

          SECTION III.18.  Environmental and Health/Safety Matters.  Except as
                          ----------------------------------------
 set forth in Schedule 3.18:
              -------------

         (a) To the best of the Company's knowledge, the operation of the Business is and has at all times been in compliance in all material respects with all applicable Environmental Laws;

         (b) To the best of the Company's knowledge, the Company has in all material respects obtained, maintained and complied with all environmental permits required for the operation of the Business and such permits will continue to remain in effect without any change to their respective terms and conditions after the Effective Time;

         (c) No Hazardous Substances have been generated, transported, stored, treated, recycled or otherwise handled in any way in the operation of the Business, except for inventories of raw materials and supplies used or to be used in the ordinary and normal course of operating the Business (all of which were or are stored in all material respects in accordance with applicable Environmental Laws);

         (d) There are no locations not owned or operated by the Company where Hazardous Substances associated with the operation of the Business have been stored, treated, recycled or disposed of, except for inventories of raw materials and supplies used or to be used in the ordinary and normal course of operating the Business (all of which were or are stored in all material respects in accordance with applicable Environmental Laws);

         (e) No Hazardous Substances are located on, contained in or otherwise form a part of the assets or properties of the Company, except for inventories of raw materials and supplies used or to be used in the ordinary and normal course of operating the Business (all of which were or are stored in all material respects in accordance with applicable Environmental Laws);

         (f) There is no past or ongoing release of Hazardous Substances from any of the Owned Real Properties or, to the best of the Company's knowledge, from properties formerly owned or operated by the Company or from other locations where Hazardous Substances associated with the operation of the Business have been or are located except for federally permitted releases (as that term is defined in CERCLA) associated with the operation of the Business;

         (g) To the best of the Company's knowledge, there is no information indicating that any Person may have impaired health as the result of the operation of the Business or the ownership or use of any assets or properties of the Company or as the result of the release of Hazardous Substances from such assets or properties;

         (h) The Company has not treated, stored for more than ninety (90) days, or disposed of any hazardous waste, as such term is used within the meaning of the RCRA or similar applicable state or municipal Law;

         (i) The Company has not received any notice from any Governmental Body or other Person advising that it is potentially responsible for response costs with respect to a release or threatened release of Hazardous Substances;

         (j) No underground storage tanks are or, to the best of the Company's knowledge, ever were located on any properties owned or leased by it;

         (k) No Order, litigation, settlement or citation with respect to Hazardous Substances exists with respect to the Company or in connection with the operation of the Business;

         (l) To the best of the Company's knowledge, there has been no environmental investigation conducted by any Governmental Body with respect to the Company or in connection with the operation of the Business nor is any such investigation pending; and

         (m) There are no PCBs which are located on, contained in or otherwise form a part of any of the assets or properties of the Company.

          SECTION III.19.  Corporate Records.  The stock certificates, transfer
                          ------------------
books and minute books of CC/USA and Dial have been made available to the Parent, are true and complete and constitute all of the stock certificates, transfer books and minute books thereof.

          SECTION III.20.  Depositories.  Schedule  3.20  contains a complete
                          -------------  --------------
list of the name of each bank in which the Company has an account and the names of all persons authorized to draw thereon.

          SECTION III.21.  Insurance.  All  material  insurance  policies or
                            ---------
binders insuring the property, assets or business liabilities of the Company are listed in Schedule 3.21 and are in effect and will be in effect, or replacement policies will be in effect, on the Closing Date.

          SECTION III.22.  True and Complete Copies.  All copies of agreements,
                          -------------------------
written contracts and documents delivered and to be delivered hereunder by the Company are and will be true and complete copies of such agreements, contracts and documents.

          SECTION III.23.  Brokerage.  Except for Mitchell Bodian, the Company
                          ---------
has not retained or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement. The commission of Mitchell Bodian shall be paid by the Company.

          SECTION III.24.  Tariffs:  FCC Licenses, Non-FCC Authorizations.
                          -----------------------------------------------
         (a) With respect to federal tariffs, the Company has on file with the Federal Communications Commission (the "FCC") and in effect all tariffs required for its provision of interstate and foreign telecommunications service. Except as described on Schedule 3.24(a), the federal and state regulatory tariffs applicable to the Business stand in full force and effect on the date of this Agreement in accordance with all terms of such tariffs, and there is no outstanding notice of suspension, cancellation or termination or, to the Company's knowledge, any threatened suspension, cancellation or termination in connection therewith, nor is the Company subject to any restrictions or conditions applicable to its tariffs that limit or would limit the operation of the Business (other than restrictions or conditions generally applicable to tariffs of that type). Except as described on Schedule 3.24(a), each tariff has been duly and validly approved by the appropriate regulatory agency, and is in effect. Except as otherwise disclosed on Schedule 3.24(a), the Company is not in material violation under the terms and conditions of any such tariff, and there is no basis for any claim of material violation by the Company in any material respect under any such tariff. Except as described in Schedule 3.24(a), there are no applications by the Company or complaints or petitions by others or proceedings pending or threatened before any regulatory authority relating to the Business, its operations, the Company's tariffs or any of its services provided pursuant to such tariffs. To the knowledge of the Company, there are no material violations by subscribers or others under any such tariff that would be material to the Business. A true and correct copy of each tariff applicable to the Business has been delivered to the Parent.

         (b) Listed on Schedule 3.24(b) are the FCC licenses and other authorizations held by the Company and used in the operation of the Business. Each such FCC license or authorization is in full force and effect in accordance with its terms, and there is no outstanding notice of suspension, cancellation, termination or revocation in connection therewith nor are any of such FCC licenses or authorizations subject to any restrictions or conditions that limit the operation of the Business (other than restrictions or conditions generally applicable to licenses or authorizations of that type). Subject to the Communications Act of 1934, as amended, and the regulations thereunder, the FCC licenses and other authorizations are free from all security interests, liens, claims, or encumbrances of any nature whatsoever. Except as set forth on

Schedule 3.24(b), there are no applications by the Company or material complaints or material petitions by others or proceedings pending or threatened before the FCC relating to the Business or the FCC licenses and other authorizations.

         (c) Listed on Schedule 3.24(c) are all non-FCC governmental authorizations materially necessary for the conduct of the Business. Each such non-FCC governmental authorization is in full force and effect in accordance with its terms. To the Company's knowledge, no event has occurred with respect to any materially necessary non-FCC governmental authorization which permits, or after notice or lapse of time or both would permit, revocation or termination thereof, or would result in any other material impairment of the rights of the holder of such materially necessary non-FCC governmental authorization.

          SECTION III.25.  Transactions  with  Affiliates.  Except as set forth
                          -------------------------------
in Schedule 3.25, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind entered into by CC/USA or Dial with any officer, director or shareholder of CC/USA or Dial, as appropriate, or any affiliate of any of them, or any agreements between CC/USA and Dial, except in each case, for (a) management fees and other compensation paid to directors and officers consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business); and (b) reimbursements of ordinary and necessary expenses incurred in connection with their employment, and amounts paid pursuant to employee benefits plans.

          SECTION III.26. Labor Matters. Neither CC/USA nor Dial is a party to,
                         --------------
otherwise bound by or subject to any liability in connection with any collective bargaining agreement. No strike, slowdown, picketing or work stoppage by any union or other group of employees against CC/USA nor Dial or their respective assets or properties whenever located, secondary boycott with respect to its products, lockout by any of them of any of their respective employees or any other labor trouble or other occurrence, event or condition of a similar character has occurred or, to the Company's knowledge, has been threatened affecting the Company.

          SECTION III.27.  Full Disclosure.  No statement by the Company
                          ----------------
contained in this Article III and the Schedules thereto or any written statement or certificate furnished to Parent as of its respective date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially and adversely misleading in light of the circumstances under which they were made. The Company makes no representation or warranty as to the general business and economic condition of the telecommunication industry or, as provided in Section 13.12, certain projections and other forecasts.

          SECTION III.28.  Regulation D Compliance.
                          ------------------------
         (a) To its knowledge:

                  (1) the number of Persons who will receive CUC Common Shares pursuant to the Merger is eighty-two (82). Schedule 3.28 sets forth a true and complete list of such Persons, together with their residential addresses, the approximate percentage of the CUC Common Shares issuable at the Effective Time which each such Person may be entitled to receive (assuming no dissenters and full exercise or conversion of CC/USA stock options and convertible securities), a description of any relationship(s) between any such Persons, and a statement of whether such Person has completed a Purchaser Preliminary Questionnaire in the form required by the Parent and, if so, whether such Person is an Unaccredited Shareholder as hereinafter defined;

                  (2) based solely upon the representations made by Persons listed in Schedule 3.28 who have returned properly completed Purchaser Preliminary Questionnaires, (x) the number of Persons who will receive CUC Common Shares pursuant to the Merger (i) who are not "accredited investors" as such term is defined in Rule 501(a) promulgated by the SEC pursuant to the Securities Act or (ii) who are otherwise required to be included in a calculation of number of purchasers pursuant to Rule 501(e) promulgated by the SEC pursuant to the Securities Act for purposes of determining the availability of Rule 506 promulgated by the SEC pursuant to the Securities Act to Parent for the offer and sale by Parent of the Parent securities contemplated by this Agreement (collectively, "Unaccredited Shareholders") are no more than thirty-five (35) (such number to be calculated in accordance with said Rule 501) and (y) each Unaccredited Shareholder who has returned a properly completed Purchaser Preliminary Questionnaire, either alone or with his purchaser representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in CUC Common Shares. Nothing has come to the attention of the Company that any of the representations made in any Purchaser Preliminary Questionnaire is untrue.

         (b) Based on the personal knowledge of one or more of its executive officers or directors and on the good faith inquiries made by such individual(s), the Company reasonably believes that each Unaccredited Shareholder that has not returned a properly completed Purchaser Preliminary Questionnaire, either alone or with his purchaser representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in CUC Common Shares.

         (c) The Company acknowledges that Parent is relying upon this representation and warranty in entering into this Agreement, which includes Parent's plan for, and Parent's covenants with respect to, Parent's compliance with the Securities Act in connection with the offer and sale by Parent of the Parent securities to be made pursuant to this Agreement and any voting or other related agreement.

          SECTION III.29.  Antitrust  Law  Compliance.  The  "ultimate  parent
                          ---------------------------
entity" (as defined in 16 C.F.R. '801.11 (1992)) of the Company and entities that such ultimate parent entity controls directly or indirectly do not have, in the aggregate, "total assets" (as defined in 16 C.F.R. '801.11(1992)) of $10,000,000 or more.

          SECTION III.30.  Business Information.  Except as disclosed in
                           ---------------------
Schedule 3.30,
--------------
         (a) the Company is providing international telecommunications service between the United States and foreign points exclusively by the resale of tariffed switched services of U.S. facilities-based underlying carriers;

         (b) neither CC/USA nor Dial provides international telecommunications service between the United States and foreign points by use of international private lines which are interconnected with the public switched telecommunications networks of any country;

         (c) neither CC/USA nor Dial has entered into operating agreements with any foreign Person for the provision of telecommunications service between the United States and any foreign point;

         (d) CC/USA and Dial are collecting from their customers and remitting to the United States the federal excise tax on telephone service required by
Section 4252 of the Code on all services that are subject to said federal excise tax; and

         (e) neither CC/USA nor Dial is providing services through the use of prepaid calling cards.

                               ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                  --------------------------------------------

     As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Parent hereby represents and warrants to the Company as follows:

          SECTION IV.1.  Organization  and Authority.  The Parent is a
                         ----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Parent and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of the Parent and to the extent necessary, its shareholders, and no further corporate action on the part of the Parent is necessary to authorize this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by the Parent and constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

          SECTION IV.2. No Conflict.  Neither the execution and delivery of this
                        ------------
Agreement nor the performance of the transactions contemplated herein by the Parent will (i) violate or conflict with any of the provisions of the Certificate of Incorporation or By-laws of the Parent, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or other additional rights or loss of rights under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, judgment or ruling of any Governmental Body to which the Parent is a party or by which any of its assets or property is bound, or (iii) result in the creation of any Encumbrance upon any of the assets or property of Parent except for violations or defaults which do not have a material adverse financial impact on the Parent.

          SECTION IV.3. Consents. No consent, approval or authorization of, or
                        ---------
declaration, filing or registration with, any Person is required to be obtained, made or given by Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

          SECTION IV.4.  Brokerage.  The Parent has not retained or incurred
                         ----------
any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

          SECTION IV.5.  Investment  Representations.  The Parent is acquiring
                         ----------------------------
the CC/USA Shares solely for its own account with the present intention of holding such securities for purposes of investment and it has no intention of selling such securities in a public distribution in violation of the federal securities laws. The Parent shall cause each new certificate for CC/USA Shares to be imprinted with a legend in substantially the following form:

         "The securities represented by this certificate are not registered under the Securities Act of 1933 and cannot be transferred or sold unless they are subsequently registered under that Act or, in the opinion of counsel for the issuer, an exemption from such registration is available."

          SECTION IV.6. CUC Common Shares. All of the CUC Common Shares to be
                        -----------------
issued to the CC/USA Shareholders in connection with the transactions contemplated hereby, on the date of issuance thereof, will be (a) duly authorized, validly issued, fully paid and nonassessable, (b) covered by the Registration Statement contemplated by Section 7.1(a), (c) listed for trading on the NYSE, (d) subject to the Registration Statement being declared effective by the SEC and to the limitations set forth in Section 7.1, freely tradable without further registration under the Securities Act, and (e) free and clear of any Encumbrance.

          SECTION 4.7 Registration  Statement.  The Parent meets all
                      ------------------------
requirements for the use of Form S-3, and the Registration Statement contemplated by Section 7.1 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder for the registration under the Securities Act of the resale of all of the CUC Common Shares to be issued or delivered pursuant to the Merger, including all of the CUC Common Shares issued pursuant to the Contingent Payment Agreement. The Registration Statement will not, at the time it is declared effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF MERGECO
                    -----------------------------------------

         As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Parent and Mergeco, jointly and severally, hereby represent and warrant to the Company as follows:

          SECTION V.1.  Organization  and  Authority. Mergeco is a  corporation
                        -----------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Mergeco and the performance of the transactions herein contemplated have been duly authorized by the Board of Directors of Mergeco and its shareholder, and no further corporate action on the part of Mergeco is necessary to authorize this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by Mergeco and constitutes the legal, valid and binding obligation of Mergeco, enforceable against Mergeco in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

          SECTION V.2. No Conflict.  Neither the execution and delivery of this
                       ------------
Agreement nor the performance of the transactions contemplated herein by Mergeco will (i) violate or conflict with any of the provisions of the Certificate of Incorporation or By-laws of Mergeco or, or (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or other additional rights or loss of rights under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any order, judgment or ruling of any Governmental Body to which Mergeco is a party or by which any of its assets or property is bound, or (iii) result in the creation of any Encumbrance upon any of the assets or property of Mergeco.

          SECTION V.3. Consents. No consent, approval or authorization of, or
                       ---------
declaration, filing or registration with, any Person is required to be obtained, made or given by Mergeco in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

          SECTION V.4. Mergeco Capitalization.  Mergeco's authorized capital
                       ----------------------
stock consists of one thousand (1000) shares of common stock, no par value, of which one hundred (100) shares are issued and outstanding all of which are validly issued, fully paid and non-assessable. Except for this Agreement, there are no options, warrants, preemptive rights, conversion privileges or other contracts which give any Person the right to acquire any capital stock of Mergeco or any interest therein. Parent is the beneficial and record owner of all of the outstanding shares of common stock of Mergeco, free and clear of all Encumbrances.

          SECTION V.5.  Business Activity.  Mergeco has not engaged in any
                        ------------------
business activity of any nature prior to the date of this Agreement.

                                 ARTICLE VI.

                    COVENANTS OF THE PARTIES PENDING CLOSING
                    -----------------------------------------

         The respective parties hereto agree to take the following actions between the date hereof and the Closing Date:

          SECTION VI.1. Third Party Debt. As soon as practicable after the date
                        -----------------
of this Agreement, the Company shall provide proper notice to and seek to obtain the necessary consents from each of First Midwest Bank ("First Midwest") and INS (Hong Kong) Limited ("INS") required to avoid the occurrence of any event of default under any agreement between the Company and either of such lenders upon the consummation of the Merger. The parties agree that the consent to be requested from First Midwest shall include the requirement that all guarantees by CC/USA Shareholders of the Company's obligations to First Midwest shall be released and cancelled effective as of the Effective Time and that such guarantees will not need to be replaced by any guarantee from Parent or any of its affiliates. If required by either or both lenders or if otherwise requested by Parent, the Company shall use commercially reasonable efforts (with the reasonable cooperation of Parent) to enter into arrangements satisfactory to Parent with First Midwest or INS, or with both lenders, whereby all obligations of the Company owed to such lender(s) would be satisfied in full on or immediately after the Effective Time. If the full satisfaction of all indebtedness owed by the Company to either or both of such lender(s) is required at or immediately after the Effective Time, then Parent shall provide the Company, or arrange for the Company to receive, all funds necessary to satisfy all such outstanding indebtedness on the Effective Date or as soon thereafter as possible. If all obligations owed to First Midwest are to be satisfied in full at or immediately after the Effective Time, the Company shall use all reasonable efforts to enter into appropriate arrangements with First Midwest providing for the release and removal of all Encumbrances of such bank on property or assets of the Company securing such obligations.

          SECTION VI.2. Antitrust Law Compliance.  Based on the Company's
                        -------------------------
representation that its total assets are less than $10,000,000 as of the date hereof and will not equal or exceed $10,000,000 as of the Closing Date, the parties acknowledge and agree that no notifications are required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Antitrust Improvements Act with respect to the transactions contemplated herein.

          SECTION VI.3.  Conduct of Business.  Except as otherwise  contemplated
                         --------------------
by the transactions provided for herein, pending the Closing, the Company shall operate and carry on the Business only in the ordinary course consistent with past practices. Notwithstanding anything contained in the immediately preceding sentence, pending the Closing:

         (a) The Company shall take reasonable actions to maintain its assets in substantially their present state of repair, reasonable wear and tear and damage by fire or other casualty excepted, and to preserve the goodwill of the Business and relationships with their customers, suppliers, employees and other Persons having business relations with it.

         (b) The Company shall not take any of the following actions without the prior written approval of the Parent:

                  (i) Sell, assign, transfer, lease, consume or otherwise dispose of any property or assets except in the ordinary course of business consistent with past practice or merge or consolidate with any Person;

                  (ii) Amend, modify, cancel or waive any rights under any Contract listed on Schedule 4.12(a) or enter into any Contract that would be required to be disclosed on Schedule 4.12(a), other than in the ordinary course of business;

                  (iii) Make any capital expenditure or commit to make any capital expenditure in excess of $50,000 (whether or not included in any budget), or make capital expenditures that in the aggregate (and when combined with 1996 capital expenditures made before the date hereof) exceed the total budgeted amount set forth in the Capital Expenditures Budget attached hereto as Schedule 6.3;

                  (iv) Mortgage, pledge or subject to Encumbrances (other than purchase money liens) any properties or assets of the Company;

                  (v) Assume, incur or guarantee any obligation or liability for borrowed money, except for endorsements for collection in the ordinary course of business and guarantees by CC/USA of obligations of Dial arising in the ordinary course of business;

                  (vi) Cancel, compromise or waive any debts owed to it, except for compromises of trade debt in the ordinary course of business consistent with past practice which, in the aggregate, do not exceed $10,000;

                  (vii) Make any changes in its accounting methods, principles or practices;

                  (viii) Knowingly do any act or omit to do any act within its reasonable control which will cause it to breach of any representation, warranty or obligation contained in this Agreement;

                  (ix) Amend its Certificate of Incorporation (except as contemplated herein) or By-laws;

                  (x)  Except  as may be  required  by any  contract  listed  on
         Schedule 3.2, issue any of its capital stock or make any change in its issued and outstanding capital stock, issue any option or any security convertible into its capital stock or redeem, purchase or otherwise acquire any shares of its capital stock;

                  (xi) Declare or pay any dividend or make any other payment or distribution with respect to its capital stock;

                  (xii) Increase the wages, salaries, compensation, pension or other benefits payable to any former employee or any current employee who, as of the date hereof, receives annual compensation in excess of $50,000;

                  (xiii) Make any filings or registrations, including but not limited to, FCC tariff filings, with any Governmental Body, except routine filings and registrations made in the ordinary course of business; or

                  (xiv) Agree to do any of the foregoing, except as contemplated by this Agreement.

          SECTION VI.4.  Confidentiality.   Each  party  will,  and  will  cause
                         ----------------
its principals, Affiliates, associates, officers and other personnel and authorized representatives to hold all information received by it in connection with the transactions contemplated hereby in accordance with that certain Confidentiality Agreement between Parent and CC/USA dated January 11, 1996, except as may be required by applicable law or as otherwise contemplated herein.

          SECTION VI.5. No Public Announcement. No party hereto shall, without
                        -----------------------
the approval of the others, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange on which the shares of the Parent are traded, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

          SECTION VI.6. Conversions of Equity Equivalents. The Company shall
                        ----------------------------------
cause Persons holding any options, warrants or other rights to purchase or securities convertible into or exchangeable for (i) shares of capital stock of CC/USA to either exercise or convert such securities into CC/USA Shares prior to Closing or forfeit the same, and (ii) shares of capital stock of Dial to either convert such securities into cash prior to Closing or forfeit the same.

          SECTION VI.7.  Notification of Changes;  Disclosure Schedule Updates.
                         ------------------------  ---------------------------
The Company shall promptly notify Parent in writing of the existence or happening of any fact, event or occurrence which should be included in the Company's Schedules in order to make the representations and warranties set forth in Article III true and correct in all material respects as of the Closing Date (each such additional written disclosure being hereinafter referred to as a "Disclosure Schedule Update"). The Company shall promptly notify Parent of the Company's breach of any of its covenants in this Agreement or the occurrence of any event that may reasonably be expected to make the satisfaction of the conditions in Article VIII impossible or unlikely.

          SECTION VI.8.  Conduct of Business  of Mergeco.  During the period
                         -------------------------------
from the date of this Agreement to the Effective Time, Mergeco shall not engage in any business or activity of any nature except as provided in or contemplated by this Agreement.

          SECTION VI.9. Consents of Third Parties,  Government. Each of the
                        ---------------------------------------
Parent and the Company will act diligently and reasonably to secure, prior to the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the other, from any third Person or Governmental Body required to be obtained by it to satisfy the condition set forth in Section 8.2, with respect to the Company, and Section 9.2, with respect to the Parent. The parties shall file the requisite applications with the FCC and, if necessary, the Illinois Commerce Commission as soon as practicable after the execution of this Agreement.

          SECTION VI.10.  Pre-Closing Actions.  Prior to the Closing, the
                          --------------------
appropriate party(ies) shall take the following actions:

         (a) Parent shall deposit with Illinois Stock Transfer Company (the "Exchange Agent"), a sufficient number of shares of CUC Common Shares to complete the Merger on the Closing Date and shall instruct the Exchange Agent to distribute CUC Common Shares so deposited in accordance with Section 2.4 hereof to the CC/USA Shareholders who have theretofore delivered their CC/USA Shares to the Exchange Agent, as soon as practical after the Effective Time. It is understood by the parties that in order for the Exchange Agent to distribute CUC Common Shares to the CC/USA Shareholders on the Effective Date, the Exchange Agent must receive such shareholders' CC/USA Shares and such Transmittal Letter at least five (5) days prior to the Effective Date. The Parent shall use its reasonable efforts to effectuate the distribution of the CUC Common Shares to the CC/USA Shareholders as soon as practicable after the Effective Time upon receipt of certificates representing CC/USA Shares and duly executed Transmittal Letters.

         (b) The Company shall use all reasonable efforts to obtain, as soon as practicable after the date hereof and in any event at least 10 days prior to the Closing Date, from each Person who is to receive CUC Common Shares pursuant to the Merger a properly completed Purchaser Questionnaire in the form required by the Parent. If a properly completed Purchaser Preliminary Questionnaire has not been received from all such Persons at least 10 days prior to the Closing Date, then the Company shall use all reasonable efforts to contact each such Person who has not so returned such questionnaire in order to verify the accuracy of the Company's representation and warranty in Section 3.28(b) as of the Closing Date. The Company also shall assist the CC/USA Shareholders in delivering their CC/USA Shares to the Exchange Agent together with the Transmittal Letters at least five (5) days prior to the Effective Date. Each Transmittal Letter shall include the address to which the Exchange Agent shall deliver such CC/USA Shareholder's CUC Common Shares and Contingent Payment Right.

         (c) Parent, Mergeco and the Company shall take all necessary steps to pre-clear the Merger with the Secretary of State of Delaware, in order that on the Closing Date the Certificate of Merger may be filed with such Secretary of State upon the exchange of documents required in Sections 10.2 and 10.3 hereof.

          SECTION VI.11.  Meetings of Shareholders.  CC/USA shall take all
                          -------------------------
actions necessary, in accordance with the GCL and its Certificate of Incorporation and By-Laws, to duly call, give notice of, convene, and hold a meeting of the CC/USA Shareholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement (as a plan of merger under Section 251 of the GCL), the Merger, the approval of an amendment to Article Fourth,

Section C.4.f. of CC/USA's Certificate of Incorporation, and the other transactions contemplated by this Agreement to the extent such approval is required by the GCL and CC/USA's Certificate of Incorporation. CC/USA shall recommend to the CC/USA Shareholders that they vote their CC/USA Shares in favor of this Agreement, the Merger, the amendment to CC/USA's Certificate of Incorporation, and such other transactions and shall use its reasonable efforts to secure the vote of shareholders required by the GCL and CC/USA's Certificate of Incorporation to approve such matters and to effect such transactions. By the Voting Agreement dated and executed as of the date hereof, the CC/USA Shareholders parties thereto who collectively hold in excess of fifty percent (50%) of the voting shares of CC/USA have agreed to vote, or cause to be voted, all of the shares of capital stock of CC/USA owned by such shareholders in favor of this Agreement, the Merger, the amendment to CC/USA's Certificate of Incorporation, and the other transactions contemplated by this Agreement.

          SECTION VI.12.  Affiliate Letters. The Company shall promptly identify
                          ------------------
to the Parent all officers and directors of the Company and any other persons who are "affiliates" within the meaning of such term as used in Rule 145 under the Securities Act ("Rule 145 Affiliates"), and the Company covenants to use its reasonable efforts to provide to the Parent undertakings from such persons ("Affiliate Letters") to the effect that no disposition of CUC Common Shares received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of the Securities Act, as amended from time to time, or except in a transaction which, in the opinion of legal counsel satisfactory to the Parent, is exempt from registration under the Securities Act.

          SECTION VI.13. No Solicitation.  Neither the Company nor any of its
                         ----------------
officers, directors, representatives, or agents shall, directly or indirectly, knowingly encourage, solicit, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any confidential information to, any Person or group (other than the Parent or any affiliate or association of the Parent and their respective directors, officers, employees, representatives, and agents) concerning any merger of the Company, the sale of any substantial part of the assets of the Company, any sale of shares of capital stock of the Company, or any similar transaction involving the Company; provided, however,
                                                             ---------  -------
that nothing contained in this Section 6.13 shall prohibit the Board of Directors of the Company from (i) making any disclosure to the CC/USA shareholders that, in the judgment of the Board of Directors of the Company, with the written advice of outside counsel, may be required under applicable law, (ii) responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this Section 6.13, or
(iii) prior to the meeting of CC/USA Shareholders contemplated by Section 6.11, furnishing information to any person or entity that makes an unsolicited bona fide offer to acquire CC/USA pursuant to a merger, consolidation, share exchange, purchase of substantially all of the assets, or otherwise, if, and only to the extent that in the judgment of the board of directors of CC/USA, with written advice of outside counsel, such action is required for the board of directors to comply with its fiduciary duties to the CC/USA Shareholders under applicable laws. The Company will promptly communicate to the Parent the fact that it has received any proposal or inquiry in respect of any such transaction and of any such information requested from it or of any such negotiations or discussions being sought to be initiated with the Company.

          SECTION VI.14.  Access to  Information.  The  Company  shall  allow
                          -----------------------
the Parent and its authorized employees, representatives and designees (collectively, the "Representatives") reasonable access during normal business hours to all of CC/USA's and Dial's properties and records (including without limitation all supporting workpapers of its independent auditors for the Company's financial statements), officers, employees, counsel, auditors and investment bankers and shall make available to the Parent and the
Representatives such information concerning the Company's affairs and the Business as the Parent may reasonably request.

          SECTION VI.15.  Further  Assurances.  Each of the  parties  hereto
                          --------------------
shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its respective reasonable efforts to (i) take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (ii) obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

                                  ARTICLE VII.

                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

          SECTION VII.1.  Registration Statement.
                          -----------------------
         (a) Parent shall use all reasonable efforts to file with the SEC, as soon as reasonably practicable after the Effective Time, a Registration Statement on Form S-3 with respect to the sale by the Persons receiving CUC Common Shares in connection with the Merger, including CUC Common Shares issued pursuant to the Contingent Payment Agreement (the "Registration Statement"), and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable after the Effective Time. Parent agrees to use its reasonable and commercially prudent efforts to keep such Registration Statement continuously effective until the earlier of (i) the date on which all of the securities covered by such Registration Statement have been sold or (ii) the date on which none of the Persons receiving CUC Common Shares in connection with the Merger is required, with respect to their resale of any such securities, to deliver a Prospectus under the Securities Act, any rules and regulations thereunder or pertinent interpretations of the staff of the SEC. Parent further agrees, if necessary, to use its reasonable and commercially prudent efforts to timely supplement or amend such Registration Statement, if required by the rules, regulations or instructions applicable thereto or by the Securities Act or by any rules and regulations thereunder; provided that, Parent reserves the right in its sole discretion, subject to applicable law and stock exchange rules, to determine whether and when to disclose any material development not specifically pertaining to the Merger, the Persons receiving CUC Common Shares in connection with the Merger or the resale by any such Person of any such securities. Parent agrees to make available to the Persons receiving CUC Common Shares in connection with the Merger copies of such Registration Statement, the prospectus therein and any supplement or amendment to either, promptly upon reasonable request from any such Person.

         (b) No Person receiving CUC Common Shares in connection with the Merger shall rely on such Registration Statement or deliver the prospectus therein for any resale of CUC Common Shares without first inquiring of Parent's corporate secretary, who upon such inquiry shall promptly notify such Person and, if requested by such Person, confirm such advice in writing (i) whether such Registration Statement has become effective and any necessary post-effective amendment or supplement to such Registration Statement or the prospectus therein has become effective, (ii) of any request by the SEC for additional information after such Registration Statement has become effective, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose, or (iv) of the happening of any event (though Parent shall have no obligation to disclose such event) during the period such Registration Statement is effective which makes any statement made in such Registration Statement or the prospectus therein untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein no misleading. Any such advice shall include any instruction to suspend the use of such Registration Statement or the prospectus therein until any requisite changes thereto have been made by Parent or are determined by Parent not to be required.

         (c) Parent may require any holder of securities covered by such Registration Statement to furnish Parent such information regarding such holder and its sale of such securities as Parent may from time to time reasonably request. Each holder of such securities agrees by acquisition of such securities that, upon receipt of any notice from Parent of the happening of any event of the kind described in clauses (ii), (iii) or (iv) of the first sentence in
Section 7.1(b) above, such holder will forthwith discontinue disposition of any securities pursuant to such Registration Statement until such holder's receipt of the copies of any supplemented or amended prospectus contemplated by Sections 7.1(a) and (b) above or unless and until otherwise instructed by Parent that no such supplement or amendment is required. If so directed by Parent, each holder will deliver to Parent all copies, other than permanent file copies then in such holder's possession, of any prospectus covering such securities that Parent determines is no longer current.

                                  ARTICLE VIII.

                   CONDITIONS TO THE OBLIGATIONS OF THE PARENT
                   -------------------------------------------

         The obligations of the Parent to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Parent:

          SECTION VIII.1.  Representations  and Warranties;  Performance.  All
                           ----------------------------------------------
representations and warranties made by the Company in this Agreement will be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes contemplated by this Agreement and without giving effect to any Disclosure Schedule Update. The Company shall have performed and complied in all material respects with all arrangements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. The Company shall have so certified to the foregoing in writing to the Parent as of the Closing Date.

          SECTION VIII.2. Authorizations, Approvals and Consents. All
                          ---------------------------------------
authorizations, approvals or consents of any and all Governmental Bodies or other Persons required to be obtained by the Company to consummate the transactions contemplated by this Agreement which, either individually or in the aggregate, if not obtained, would have a material adverse effect on the Business, including without limitation, the authorizations, approvals, or consents listed on Schedule 3.5, shall have been validly obtained and copies thereof shall have been delivered to the Parent.

          SECTION VIII.3.  No Proceeding or Litigation.  No action,  suit or
                           ----------------------------
proceeding before any court or any other Governmental Body shall have been commenced or threatened, and no investigation by any Governmental Body shall have been threatened, against any of the parties to this Agreement or any of the principals, officers or directors of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions. In addition, the waiting period under the Antitrust Improvements Act shall have expired or been terminated.

          SECTION VIII.4.  Other  Documents.  The  Company  shall have
                           ----------------
furnished  or caused to be furnished  to the Parent the  documents  set forth in
Section 10.2 and such other documents and certificates as may be reasonably requested by the Parent.

          SECTION VIII.5.  Adverse  Change.  Between the date hereof and the
                           ----------------
Closing Date, there shall have been (a) no material adverse change in the assets and properties of the Company, its business, operations, liabilities, profits or financial condition, (b) no material damage to Company's assets or properties by fire, flood, casualty, act of God or the public enemy or other cause, and (c) no material adverse federal or state legislative or regulatory change affecting CC/USA's or Dial's business or operations; and the Company shall have so certified to the Company on the Closing Date.

          SECTION VIII.6. Opinion of Counsel. Parent shall have received written
                          -------------------
opinions from the Company's counsel and the Company's communications counsel, addressed to the Parent, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent and its counsel, to the effect set forth in Exhibits E-1 and E-2, respectively.


          SECTION VIII.7.  Corporate  Action.  The Company shall have taken all
                           ------------------
corporate action necessary to approve the transactions contemplated by the Agreement, the CC/USA Shareholders shall have duly approved the Merger, and the amendment to the Certificate of Incorporation and the Company shall have furnished Parent with copies of resolutions, adopted by the Board of Directors of the Company and the CC/USA Shareholders and certified by the secretary of the Company as of the Closing Date, in form and substance reasonably satisfactory to counsel for Parent, in connection with such transactions.

          SECTION VIII.8.  Affiliate  Letters.  Each Rule 145  Affiliate  shall
                           -------------------
have executed and delivered to the Parent an Affiliate Letter in form and substance reasonably satisfactory to the Parent and its counsel, together with such other documents and instruments the Parent may reasonably request related to compliance with the Securities Act.

          SECTION VIII.9. Dissenting Shareholders.  In the event any of the
                          ------------------------
shareholders of CC/USA exercise dissenters' rights which shall entitle the shareholder to an appraisal of the fair value of the CC/USA Shares held by such shareholder, as contemplated by Section 2.6 of this Agreement and pursuant to
Section 262 of the GCL, the number of CC/USA Shares subject to such appraisal shall not exceed five percent of the total of all of the CC/USA Shares.

          SECTION VIII.10. Stock Options; Shareholder Agreements. The Company
                           --------------------------------------
shall have delivered to the Parent evidence reasonably satisfactory to the Parent that (i) all CC/USA stock options and convertible securities shall have been exercised, converted or cancelled as of the Closing Date; (ii) all Dial stock options shall have been exchanged for cash, or shall have been forfeited, such that CC/USA owns 100 percent of the capital stock of Dial on a fully diluted basis immediately prior to the Effective Time; and (iii) the Stock Purchase Agreement described in item 2 on Schedule 3.2(b) shall have been terminated and be of no further force or effect as of the Closing Date.

          SECTION VIII.11.  Third Party Debt.  The Company  shall have
                            -----------------
obtained all consents from First Midwest, INS and all other third party lenders required to permit the consummation of the transactions contemplated hereby and, if the indebtedness owed by the Company to First Midwest is to be satisfied in full at or immediately after the Effective Time, then the Company shall have delivered to the Parent satisfactory evidence that all Liens of First Midwest affecting or encumbering the assets or properties of the Company will be terminated or released upon such satisfaction.

          SECTION VIII.12. Securities Law Compliance.  Parent and its securities
                           --------------------------
law counsel shall be reasonably satisfied that the offer and sale by Parent of Parent securities pursuant to this Agreement were and are eligible for an exemption from the registration requirements of Section 5 of the Securities Act pursuant to Rule 506 promulgated by the SEC pursuant to the Securities Act, including by means of (i) receipt of properly completed Purchaser Preliminary Questionnaires from substantially all of the Persons who are to receive CUC Common Shares pursuant to the Merger to confirm that there are no more than 35 Unaccredited Shareholders, it being understood that each such Person who has not returned a properly completed Purchaser Questionnaire shall be deemed to be an Unaccredited Shareholder, (ii) with respect to each Unaccredited Shareholder, receipt of such information, which may be in the form of a properly completed Purchaser Questionnaire or in such other form, as may be reasonably required by the Parent and its securities counsel in order for the Parent to reasonably believe, immediately prior to the Effective Time, that each Unaccredited Shareholder, either alone or with his purchaser representative(s), has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in CUC Common Shares, and (iii) the taking of such other actions as may be required by Regulation D promulgated by the SEC under the Securities Act.

          SECTION VIII.13. CC/USA Shareholders' Representative.  Parent shall
                           ------------------------------------
have received a true and complete copy of an agreement entered into among the CC/USA Shareholders and the CC/USA Shareholders' Representative, fully executed by Persons who are to receive substantially all of the CUC Common Shares pursuant to the Merger and otherwise in form and substance reasonably satisfactory to the Parent, authorizing the CC/USA Shareholders' Representative to act on behalf of the CC/USA Shareholders in regard to matters arising under the Contingent Payment Agreement, as contemplated by Section 3.12(d) of the Contingent Payment Agreement.
                                   ARTICLE IX.

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
                  --------------------------------------------

         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Company:

          SECTION IX.1.  Representations  and Warranties;  Performance.  All
                         ----------------------------------------------
representations and warranties made by the Parent and Mergeco herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date and the Parent and Mergeco shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date and the Parent shall have so certified to the Company on the Closing Date.

          SECTION IX.2. Authorizations,  Approvals and Consents. All
                        ----------------------------------------
authorizations, approvals and consents of any and all Governmental Bodies or other Persons required to be obtained by the Parent to consummate the transactions contemplated by this Agreement shall have been validly obtained and copies thereof shall have been delivered to the Company.

          SECTION IX.3. No  Proceeding or  Litigation.  No action,  suit or
                        ------------------------------
proceeding before any court or any other Governmental Body shall have been commenced or threatened, and no investigation by any Governmental Body shall have been threatened, against any of the parties to this Agreement or any of the principals, officers or directors of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions. In addition, the waiting period under the Antitrust Improvement Act shall have expired or been terminated.

          SECTION IX.4. Adverse Change.  Between the date hereof and the Closing
                        ---------------
Date, there shall have been (a) no material adverse change in the assets and properties of Parent, its business, operations, liabilities, profits or financial condition, (b) no material damage to Parent's assets or properties by fire, flood, casualty, act of God or the public enemy or other cause, and (c) no material adverse federal or state legislative or regulatory change affecting the Parent's business or operations; and the Parent shall have so certified to the Company on the Closing Date.

          SECTION IX.5.  Corporate Action.  Parent shall have taken all
                         -----------------
corporate action necessary to approve the transactions contemplated by this Agreement, and Parent shall have furnished the Company with copies of resolutions, adopted by the Board of Directors and, if necessary, Shareholders of Parent and certified by the secretary of Parent as of the Closing Date, in form and substance reasonably satisfactory to counsel for Company, in connection with such transactions.

          SECTION IX.6.  Other  Documents.  The Parent shall have  furnished
                         -----------------
the Company with the documents set forth in Section 10.3 and such other documents and certificates as may be reasonably requested by the Company .

          SECTION IX.7.  Employment Letters.  Each of Messrs.  Robertson,
                         -------------------
Fraser and Ivesdal shall have received from Parent letters confirming their respective employment on the terms set forth on Exhibit F.

          SECTION IX.8.  Incentive  Stock  Options.  The Parent  shall have
                         --------------------------
delivered to the key employees of the Company listed on Schedule 9.8 stock option agreements duly executed by the Parent pursuant to which such employees shall become entitled, effective as of the Closing Time, to receive qualified incentive stock options for the number of shares of Parent 's common stock set forth opposite such person's name on Schedule 9.8.

          SECTION IX.9.  Opinion.  The Company shall have received a written
                         --------
opinion from Parent's counsel, addressed to the Company and dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect set forth in Exhibit G.

          SECTION 9.10 Resale Registration Statement.  The Company shall be
                        ------------------------------
reasonably satisfied that the Registration Statement will be filed by the Parent as soon as practicable after the Effective Time and will become effective within a reasonable period of time after the Effective Time.


                                   ARTICLE X.

                                    CLOSING
                                    -------

          SECTION X.1. Closing.  Unless this Agreement shall have been
                       --------
terminated pursuant to the provisions of Article XI hereof, the Closing shall be held as soon as the conditions to Closing set forth in Articles VIII and IX have been satisfied, but in no event later than December 31, 1996 ("Closing Date"), at 11:00 a.m. at the offices of Shefsky Froelich & Devine Ltd., Suite 2500, 444 North Michigan Avenue, Chicago, Illinois 60611.

          SECTION X.2.  Delivery of Documents by the  Company.  The Company
                        --------------------------------------
agrees to execute and deliver, or cause to be executed and delivered, to the Parent at the Closing, the following:

         (a) All of the instruments and documents required to be delivered under Article VIII;

         (b) Written resignations of all officers and directors of CC/USA and Dial effective as of the Closing Date;

         (c) All minute books, stock record books and other corporate records relating to CC/USA and Dial;

         (d)      The Contingent Payment Agreement; and

         (e)      Such other documents as the Parent may reasonably request.

          SECTION X.3.  Delivery  of  Documents  by the Parent.  The Parent
                        ---------------------------------------
agrees to execute and deliver, or cause to be executed and delivered, at the Closing, the following:

         (a)      The Contingent Payment Agreement;

         (b) All of the instruments and documents required to be delivered under Article IX; and

         (c)      Such other documents as the Company may reasonably request.

          SECTION X.4. Filing of Certificate of Merger.  Concurrent with the
                       --------------------------------
exchange of documents referred to in this Article X, and subject to the conditions set forth herein, Parent, Mergeco and the Company hereby authorize the filing of the Certificate of Merger in the office of the Secretary of State of Delaware.
                                   ARTICLE XI.

                            TERMINATION AND REMEDIES
                            ------------------------

          SECTION XI.1.  Methods of Termination.  This Agreement may be
                         -----------------------
terminated prior to the Closing Date under the following circumstances:

         (a)      by mutual consent of the Company and the Parent; or

         (b) by the Parent by giving written notice to the Company, if (i) subject to the provisions of Section 11.2, there has been a material misrepresentation, breach of covenant or breach of warranty on the part of the Company in its representations, warranties and covenants set forth in this Agreement, it being understood that the Company shall not be in breach of this

Agreement if it is unable to make the representations and warranties set forth in Article III in all material respects on the Closing Date due to the existence or happening of any fact, event or occurrence that arose or occurred after the execution hereof and which has been properly disclosed to the Parent in any Disclosure Schedule Update pursuant to Section 6.7, (ii) the Board of Directors of CC/USA shall not recommend to the CC/USA Shareholders the approval of this Agreement, or shall withdraw or modify in an manner adverse to the Parent its approval or recommendation of the transactions contemplated hereby, or shall take any other action to facilitate any other transaction or series of transactions that, if consummated, would impair the Parent's ability to consummate the transactions contemplated hereby, or (iii) more than fifty percent (50%) of the CC/USA Shareholders shall fail to vote in favor of (or shall have rescinded a vote in favor of) this Agreement, the Merger or the amendment to Article Fourth, Section C.4.f. of CC/USA's Certificate of Incorporation; or

         (c) by the Company by giving written notice to the Parent, if (i) subject to the provisions of Section 11.2, there has been a material misrepresentation, breach of covenant or breach of warranty on the part of the Parent or Mergeco in their representations, warranties and covenants set forth in this Agreement, or (ii) more than fifty percent (50%) of the CC/USA Shareholders shall fail to vote in favor of (or shall have rescinded a vote in favor of) this Agreement, the Merger or the amendment to Article Fourth, Section C.4.f. CC/USA's Certificate of Incorporation; or

         (d) by either party if the Closing has not occurred for any reason by December 31, 1996, provided that such terminating party is not then in breach of this Agreement. For purposes of this Article XI, a party shall not be deemed to be "in breach of this Agreement" if a representation or warranty when made was materially true and accurate, and subsequently becomes inaccurate, except as a result of a party's willful and intentional breach of its obligations hereunder.

          SECTION XI.2.  Opportunity to Cure.  Notwithstanding  anything
                         --------------------
contained herein to the contrary, neither the Company nor the Parent shall terminate this Agreement under Section 11.1(b)(i) or (c)(i) unless such party shall have first given the other party notice of its intent to terminate this Agreement setting forth the nature of the condition to the terminating party's obligation to close which remains unsatisfied and the other party shall have failed to satisfy such condition within ten (10) days after receipt of such notice;  provided  that if such  condition  is of a  nature  that it  cannot  be
         --------
reasonably satisfied within such ten (10) day period, then, if the defaulting or breaching party shall have commenced an attempt to satisfy such condition within such ten (10) day period, the period to satisfy such condition shall be extended until the earlier of the date which is thirty (30) days after receipt of such notice, or such date as the defaulting or breaching party has failed to diligently and in good faith continue its efforts to satisfy its unsatisfied conditions.

          SECTION XI.3.  Procedure Upon Termination.  In the event of
                         ---------------------------
termination pursuant to Section 11.1:

         (a) each party will return all documents and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

         (b) all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any Governmental Body) shall not at any time be used for the advantage of, or disclosed to third Persons by, such party to the detriment of the party furnishing such information; and

         (c) no party hereto shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 11.4 or Article XII.
          SECTION XI.4.  Remedies.  Any party  terminating  this  Agreement
                         --------
pursuant to Section 11.1(b)(i) or (c)(i) shall have the right to sue for damages up to $250,000 and all reasonable out-of-pocket costs and expenses sustained by the nondefaulting party. If the Parent terminates this Agreement pursuant to
Section 11.1(b)(ii) or (iii) or if the Company terminates this Agreement pursuant to Section 11.1(c)(ii), then CC/USA shall pay Parent $250,000 by wire transfer within ten (10) business days of such termination.

          SECTION 11.5.  Right to  Specific  Performance.  Each  party
                         -------------------------------
acknowledges that the unique nature of the transactions to be consummated hereunder pursuant to this Agreement renders money damages aninadequate remedy for the breach by each party of its obligations under this Agreement, and the parties agree that in the event of such breach, the parties will upon proper action instituted by either of them, be entitled to a decree of specific performance of this Agreement.

                                  ARTICLE XII.

                             POST-CLOSING LIABILITY
                             ----------------------

         SECTION 12.1 Representations and Warranties of Parent. In the event the
                      ----------------------------------------
Merger is consummated, Parent and Mergeco shall be liable to the CC/USA Shareholders for any breach of any warranty or representation contained in Articles IV and V hereof and, with respect to the information concerning
Citizens which is furnished by Citizens to CC/USA for inclusion in the proxy statement to the CC/USA Shareholders to be prepared by CC/USA, for any untrue statement of a material fact or any omission to state a material fact concerning Citizens which is required to be stated therein or which is necessary to make the statements made by Citizens therein not misleading in light of the circumstances in which they are made, only to the extent, if any, that Parent would be liable under applicable securities laws irrespective of the terms and conditions of this Agreement, provided that no claims may be made against the Parent from and after the first anniversary of the Closing Date.

          SECTION XII.1.   Termination   of  Company's   Representations   and
                           ---------------------------------------------------
Warranties.  The  representations  and  warranties  of the Company  contained in
-----------
Article III shall expire, lapse and be of no further force or effect from and after the Effective Time, and after such time, the Surviving Corporation shall have no liability of any nature (including liability to indemnify Parent) on account of the breach of any such representation or warranty.

                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS
                            -------------------------

          SECTION XIII.1.  Amendment and  Modification.  This Agreement may be
                           ----------------------------
amended, modified and supplemented only by written agreement of the parties hereto.

          SECTION XIII.2.  Waiver of  Compliance,  Consents.  Any failure of the
                           ---------------------------------
parties to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the parties, or by their respective officers or representatives thereunto duly authorized but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 13.2.

          SECTION XIII.3. Expenses.  Subject to the provision of Section 11.4,
                          ---------
each party will pay its own legal and other expenses incurred by it, or on its behalf, in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein whether or not such transactions are completed or this Agreement is terminated.

          SECTION XIII.4.  Investigations.  The respective  representations  and
                           ---------------
warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

          SECTION XIII.5.  Headings.  The article and section  headings
                           ---------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION XIII.6.  Notices.  All  notices,  requests,  demands  and
                           --------
other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given as follows: on the day established by the sender as having been delivered personally; on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

         (a)      If to the Company:

                  c/o Ken Robertson
                  Conference Call USA, Inc.
                  855 South Federal Highway
                  Suite 206
                  Boca Raton, Florida  33432

                  with a copy to:

                  Shefsky Froelich & Devine Ltd.
                  444 North Michigan Avenue
                  Chicago, Illinois 60611
                  Attention: Mitchell D. Goldsmith

         (b)      If to the Parent :

                  Citizens Utilities Company
                  High Ridge Park
                  Stamford, Connecticut  06905
                  Attention:  Donald Weinstein

                  With a copy to:

                  Citizens Utilities Company
                  High Ridge Park
                  Stamford, CT  06905
                  Attention:  L. Russell Mitten, II, Esq.

                  Fleischman and Walsh, L.L.P.
                  1400 Sixteenth Street, N.W.
                  Washington, D.C.  20036
                  Attention:  Jeffry L. Hardin, Esq.

or to such other address or to the attention of person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

          SECTION XIII.7.  Assignment.  This Agreement and all of the
                           ----------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

          SECTION XIII.8.  Governing Law. This Agreement shall be governed by
                           --------------
the law of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect and performance. The parties agree that any dispute arising in connection with this Agreement may first be submitted for good faith resolution by a form of mutually agreed upon alternative dispute resolution. Should the parties fail to agree upon a form of alternative dispute resolution or should such form of alternative dispute resolution not be successful in resolving the dispute, the parties irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Agreement, shall be instituted and litigated only in courts having situs in the State of Delaware and each of the parties hereby consents to the exclusive jurisdiction and venue of any such court, and waives any objection based on forum nonconveniens. Each of the parties hereby waives personal service
         -------------------
of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to the party at the address set forth in Section 13.6 in the manner provided by applicable statute, law, rule of court or otherwise.

          SECTION XIII.9.  Counterparts.  This Agreement may be executed in one
                           -------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION XIII.10.  No Third  Party  Beneficiaries.  This  Agreement
                            -------------------------------
shall not confer any rights on any Persons other than the CC/USA Shareholders' Representative and the parties to this Agreement as provided herein.

          SECTION XIII.11.  Severability. In the event that any particular
                            -------------
provision or provisions of this Agreement shall for any reason be determined to be unenforceable, or in violation of any law, government order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement which shall continue in full force and effect and be binding upon the parties.

          SECTION XIII.12.  Disclaimer  Regarding  Projections.  In  connection
                            -----------------------------------
with the Parent's investigation of the Company, the Parent may have received from the Company certain projections and other forecasts. The Parent acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts, that the Parent is familiar with such uncertainties, that the Parent is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts so furnished to it, and that the Parent shall have no claim against the Company with respect thereto. Accordingly, the Company makes no representation or warranty with respect to such projections and other forecasts.

          SECTION XIII.13.  Announcements.  The  Parent  and the  Company  agree
                            -------------
that except in accordance with applicable law or the rules of any stock exchange on which the shares of the Parent are traded, neither will make any public announcement concerning the consummation of the transactions provided herein without first obtaining the written consent of the other.

          SECTION XIII.14. Entire Agreement.  This Agreement (including the
                           -----------------
Schedules and Exhibits attached hereto) and the agreements referred to herein contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all written or verbal negotiations, representations, warranties, commitments, offers, bids, bid solicitations, and other understandings prior to the date hereof between the Parent and the Company. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                        CITIZENS UTILITIES COMPANY:


                                         By:____________________________________
                                                           Name:

                                                          Its:


                                        CONFERENCE-CALL USA, INC.


                                         By:____________________________________
                                                           Name:
                                                           Its:


                                        CITIZENS CONFERENCE CALL COMPANY


                                         By:____________________________________
                                                           Name:
                                                           Its: